UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2018
(Date of earliest event reported)
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Union Bankshares Corporation
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-20293 (Commission File Number)	54-1598552 (I.R.S. Employer Identification No.)

1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(Address of principal executive offices) (Zip Code)

(804) 633-5031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

Information regarding the results of operations or financial condition of Union Bankshares Corporation (the “Company”) that is disclosed in Item 7.01 below is incorporated into this Item 2.02 by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2018, Union Bank & Trust (“Union”), the Company’s wholly-owned bank subsidiary, entered into an agreement with Centennial Bank (“Centennial”) and Home Bancshares, Inc. (“Home”), Centennial’s parent company, to sell substantially all of the assets and certain specific liabilities of Union’s Shore Premier Finance division, consisting primarily of marine loans totaling approximately $383.4 million, for a purchase price consisting of approximately $374.5 million in cash, subject to certain post-closing adjustments, and 1,250,000 shares of Home’s common stock. Home has agreed for a limited time to pay additional cash consideration to the Company to the extent any sales of Home common stock by the Company, following satisfaction of any required holding periods or other requirements under the Securities Act of 1933, are at prices lower than the agreed upon value of the common stock at the time of entry into the agreement. The purchase of the loans was completed on June 29, 2018 and became effective at the end of the day on June 30, 2018. The sale generated an after tax gain of approximately $16 million net of transaction and other related costs. The Company anticipated that Shore Premier Finance would have generated approximately $6 million in net income for Union in fiscal year 2018.

Also on June 29, 2018, Union sold approximately $206 million in consumer home improvement loans that had been originated through a third-party lending program. These loans had an average yield of approximately 3.80% and were sold at par.

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, speak only as of the date made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and Union Bank and their management about future events. Although each company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors including unforeseen external factors. The Company and Union Bank undertake no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: July 5, 2018	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer

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